Exhibit 10.6

EQUITY PLEDGE AGREEMENT

This EQUITY PLEDGE AGREEMENT (this “Agreement”) is executed by and among the following parties on June 2, 2015:

PLEDGEE:     HODE SHANGHAI LIMITED

Registered Address: Room 551, Level 5, No. 55 Jilong Road, China (Shanghai) Pilot Free Trade Zone

PLEDGORS:  CHEN RUI               (Identity Card Number: ***)

WHEREAS:

1.                            Mr. Chen Rui holds 100% of the equity interests in Shanghai Kuanyu Digital Technology Co., Ltd. (hereinafter referred to as “Shanghai Kuanyu”).

2.                            The Pledgee is a wholly foreign-owned enterprise registered in Shanghai, China.  The Pledgee and the Pledgors have entered into the “Exclusive Technology Consulting and Services Agreement (hereinafter referred to as the “Service Agreement”) on June 2, 2015; the Pledgee, Shanghai Kuanyu and the Pledgors have entered into the “Exclusive Call Option Agreement” (the “Exclusive Call Option Agreement”); each of the Pledgors has executed a Power of Attorney in favor of the Pledgee. The aforementioned “Exclusive Technology Consulting and Services Agreement, “Exclusive Call Option Agreement” and “Power of Attorney” shall be collectively referred to as the “Transaction Documents”.

3.                            As a security for the performance of all contractual obligations under the Transaction Documents by the Pledgors and Shanghai Kuanyu, each of the Pledgors hereby pledges all equity interests held by it in Shanghai Kuanyu in favor of the Pledgee.

THEREFORE, upon consultations, the Parties hereby agree as follows:

1.                            DEFINITIONS

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1                     Pledgee’s Rights: means all contents listed in Article 3 herein.

1.2                     Pledged Equity Interests: means the equity interests in Shanghai Kuanyu legally held by the Pledgors, of which 100% held by Mr. Chen Rui.

1.3                     Term of Equity Pledge: means the term set forth in Article 4 of this Agreement.

1.4                     Event of Default: means any of the events set forth in Article 8 of this Agreement.

1.5                     Notice of Default: means a notice of an Event of Default issued by the Pledgee in accordance with this Agreement.

2.                            THE PLEDGE

2.1                    The Pledgors and the Pledgee agree that in accordance with the terms and conditions herein, the Pledgor shall pledge, in favour of the Pledgee, the Pledged Equity Interests for securing the complete and due performance of the contractual obligations. For avoidance of doubt, the “contractual obligations” herein means all obligations and liabilities, representations, undertakings and warranties of the Pledgors under the Transaction Documents, as well as all obligations and liabilities, representations, undertakings and warranties of Shanghai Kuanyu under the Transaction Documents.

2.2                    The Pledgors and Shanghai Kuanyu shall use their best efforts to register the equity pledge (“Equity Pledge”) hereunder with the industrial and commercial registration authority as soon as practicable upon the execution of this Agreement, and use their best efforts to maintain the validity of the registration of the equity pledge.

3.                            THE PLEDGEE’S RIGHTS

3.1                     Each of the Pledgors pledges all equity interests held by it in Shanghai Kuanyu in favor of the Pledgee as a security for the performance of all contractual obligations under the Transaction Documents by the Pledgors and Shanghai Kuanyu.

3.2                     The Pledged Equity Interests shall be used to secure (the payment of) all service fees, liquidated damages (if any), compensation and all fees arising from the realization of the Equity Pledge (including without limitation lawyer’s fee, arbitration fee, valuation and auction fees of the Pledged Equity Interests etc) that the Pledgee shall be entitled to receive.

3.3                     The Pledgee’s Rights refer to the rights of Pledgee to be compensated in priority with proceeds from the sale of the Pledged Equity Interests pledged by the Pledgors at discount, by auction or otherwise disposed of.

4.                            TERM OF PLEDGE

4.1                     The Equity Pledge under this Agreement shall become effective from the date on which it is registered with relevant industrial and commercial registration authority where Shanghai Kuanyu is registered, until two years upon expiry of the period of performance of all obligations under the Transaction Documents.

5.                            CUSTODY OF CETIFICATES OF PLEDGEE’S RIGHTS; RETURNS ON THE PLEDGED EQUITY INTERESTS

5.1                     During the Term of Equity Pledge provided in this Agreement, the Pledgors shall execute or procure Shanghai Kuanyu to execute the capital contribution certificate (in the form set out in Appendix I) and the share registers (in the form set out in Appendix II), and deliver the abovementioned executed documents to the Pledgee who shall have custody over such documents during the Term of Equity Pledge.

5.2                     The Pledgee shall have the right to collect all proceeds arising from the Pledged Equity Interests (if any) including but not limited to dividends, stock interests and other cash and non-cash returns arising from the Pledged Equity Interests during the Term of Equity Pledge.

6.                            REPRESENTATIONS AND WARRANTIES OF PLEDGORS

6.1                 The Pledgee shall have the right to exercise, dispose of or transfer the Pledgee’s Rights in accordance with the provisions of this Agreement.

6.2                 Each of the Pledgors severally and jointly represents, warrants and covenants to the Pledgee that:

6.2.1           he or she has full power to execute this Agreement and perform the obligations hereunder; he or she has granted his or her representative the authority to execute this Agreement on his/her behalf.  The provisions of this Agreement shall be legally binding on him or her from the effective date of this Agreement.

6.2.2           he or she is the legal owner of the Pledged Equity Interests and is entitled to pledge the Pledged Equity Interests in favor of the Pledgee; there will be no legal or factual obstacle on the Pledgee’s exercise of the Pledgee’s Rights in future.

6.2.3           Shanghai Kuanyu is a limited liability company duly incorporated and validly existing under the laws of China, which is officially registered with the competent industrial and commercial administration authority passing its annual surveys for all past years.  The registered capital of Shanghai Kuanyu is RMB21,000,000, all of which has been duly paid.

6.2.4           the execution, delivery and performance of this Agreement:

(a)                       will not be in conflict with, or result in a breach of any provision of the following documents, from time to time or after receipt of relevant notice: (i) Shanghai Kuanyu’s business license, articles of association, permit, governmental approval of its incorporation, agreements in connection with its incorporation or other constitutional documents, (ii) any other laws and regulations by which it is bound; (iii) any contract or other documents to which the Pledgors or Shanghai Kuanyu is a party or by which it or its assets are bound;

(b)                       will not cause any pledge or other encumbrances to be created by it or any third party over the assets of Shanghai Kuanyu;

(c)                        will not cause any provisions of any contract or other documents to which Pledgors or Shanghai Kuanyu is a party, or by which it or its assets are bound, to be terminated or amended by it or any third party; and

(d)                       will not cause the suspension, revocation, damages, confiscation or expiration without extension of any applicable governmental approval, permit, registration, etc..

6.2.5           save for the Equity Pledge of the Pledgors under the Equity Pledge Agreement, there are no other mortgage, pledge or other securities, right of priority, legal mortgage, property preservation, seizure, trust, lease, option or other encumbrances (hereinafter referred to as “Encumbrance”).

6.2.6           any of the Pledgors may accept transfer of other Pledgors’ equity interests in Shanghai Kuanyu or subscribe for capital increase in Shanghai Kuanyu with prior written consent of the Pledgee.  Any equity interests transferred to and accepted by or any increase in the registered capital of Shanghai Kuanyu subscribed by the Pledgor shall be deemed Pledged Equity Interests. Upon completion of the transfer of equity interests to the Pledgors or the capital increase of Shanghai Kuanyu, the Pledgors and Shanghai Kuanyu shall be responsible for recording changes to the Equity Pledge into the share register of Shanghai Kuanyu and register the Equity Pledge with competent industrial and commercial registration authority.

6.2.7           promptly notify the Pledgee of any event or notice received by the Pledgors that may have an impact on the Pledgee’s Rights over the equity interests or any part thereof, as well as any event or notice received by the Pledgors that may change or have an impact on any warranties or obligations of the Pledgors under this Agreement.

6.2.8           where the Pledgee requires the relevant certification, permit, authorization or other relevant legal documents in disposing of the Pledged Equity Interests pursuant to this Agreement, he or she shall unconditionally provide or procure such documents and provide assistance in all respects;  the Pledgors undertakes that upon transfer of the Pledged Equity Interests to the Pledgee or its designated beneficiary, the Pledgors and/or Shanghai Kuanyu shall unconditionally complete all procedures required by laws for the Pledgee or its designated beneficiary to acquire Shanghai Kuanyu’s equity interests, including without limitation the issuance of relevant certification, the execution of the share transfer agreement or other relevant documents.

6.2.9           covenants to the Pledgee that he or she will comply with and perform all warranties, covenants, agreements, representations and conditions under this Agreement for the benefit of the Pledgee.  In the event of failure or partial performance of its warranties, covenants, agreements, representations or conditions, the Pledgors shall indemnify the Pledgee against all losses resulting therefrom.

6.2.10    each of the Pledgors warrants to the Pledgee that it has made appropriate arrangement and executed all necessary documents to ensure that in the event of his or her death, loss of capacity, divorce or other circumstance that may affect his or her ability to exercise the rights of the equity interests, the performance of this Agreement shall not be affected or impaired by persons who may acquire the equity interests or relevant rights as a result thereof such as his or her heir and successor, guardian, creditor or spouse.

7.                            COVENANTS BY THE PLEDGORS

7.1                     The Pledgors hereby covenants to the Pledgee that during the term of this Agreement, the Pledgors will:

7.1.1           Save for the equity interests transferred to the Pledgee or its nominee pursuant to the Exclusive Call Option Agreement, without prior written consent of the Pledgee:

A.            not transfer the Equity Interests, create or permit the existence of any new pledge or any other encumbrance that may affect the rights and interests of the Pledgee;

B.            not conduct any act that impairs or may impair the value of the Pledged Equity Interest or the validity of the Equity Pledge hereunder. Where the Pledged Equity Interests value significantly decreases to the extent that is substantially impair the Pledgee’s Rights, the Pledgors shall immediately notify the Pledgee and, upon reasonable request by the Pledgee, provide other assets as the security to the satisfaction of the Pledgee and take all necessary actions in resolving the aforesaid matter or mitigating the adverse effect.  The Pledgors further undertake that during the term of this Agreement, the operation of Shanghai Kuanyu shall comply with the laws of China in all material respects, and shall maintain the continuous validity of all the permits and licenses for all business of Shanghai Kuanyu.

7.1.2           comply with and exercise in accordance with all laws and regulations applicable to the pledge of rights, and within five days of receipt of any notice, instruction or recommendation issued or made by relevant competent authorities regarding the Equity Pledge, produce to the Pledgee and comply with the aforementioned notice, instruction or recommendation, or make objections and statements with respect to the aforementioned matters upon reasonable request or with consent of the Pledgee;

7.1.3           promptly notify the Pledgee of any event or notice received by the Pledgors that may have an impact on the Pledgee’s Rights over the equity interests or any part thereof, as well as any event or notice received by the Pledgors that may change or have an impact on any warranties or obligations of the Pledgors under this Agreement.

7.2                 The Pledgors agree that the exercise of rights acquired by the Pledgee with respect to the Equity Pledge in accordance with this Agreement shall not be interrupted or hindered by the Pledgors or any heir or trustor of the Pledgors or any other persons through any legal proceedings.

7.3                 In order to protect or perfect the Pledged Equity Interests under this Agreement, the Pledgors hereby undertake to execute in good faith and to procure other parties who may have an interest in the Equity Pledge to execute all certificates, agreements, deeds and/or covenants required by the Pledgee, and/or perform and procure other parties who may have an interest in the Pledge to perform actions required by the Pledgee, facilitate the exercise by the Pledgee of its rights and authority granted thereto by this Agreement, and enter into all relevant documents regarding the change of ownership of equity interest with the Pledgee or its designated person(s) (natural/legal persons). The Pledgors undertake to provide the Pledgee within a reasonable time with all notices, orders and decisions in connection with the Equity Pledge which is deemed necessary by the Pledgee.

7.4                 The Pledgors hereby undertake to the Pledgee that they will comply with and perform all warranties, covenants, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its warranties, covenants, agreements, representations or conditions, the Pledgors shall indemnify the Pledgee against all losses resulting therefrom.

7.5                 Each of the Pledgors irrevocably agrees to waive its right of first refusal in relation to the Pledged Equity Interests pledged to the Pledgee by other Pledgors in the event of the exercise of the Pledgee’s Rights by the Pledgee.

8.                            EVENT OF DEFAULT

8.1       The following events shall be deemed an Event of Default:

8.1.1           that Shanghai Kuanyu fails to fully fulfil its contractual obligations under the Transaction Documents;

8.1.2           that any representation or warranty made by the Pledgors or any part thereof in Article 6 herein is materially misleading or false, and/or that the Pledgors are in breach of any of the representations or warranties listed in Article 6 herein;

8.1.3           that the Pledgors are in breach of any provisions herein;

8.1.4           save as provided in Article 7.1.1 herein, that the Pledgors transfer or otherwise dispose of the Pledged Equity Interests without written consent from Pledgee;

8.1.5           that any borrowings, security, compensation, commitments or other liabilities of the Pledgors (1) are required to be early repaid or performed due to a breach; or (2) are due but unable to be repaid or performed, which leads the Pledgee to believe that the ability of the Pledgors to perform the obligations herein has been affected;

8.1.6           that the Pledgors are unable to repay its general debts or any other indebtedness;

8.1.7           that this Agreement becomes illegal or the Pledgors are unable to continue with the performance of their obligations under this Agreement due to promulgation of relevant laws;

8.1.8           where all consents, permits, approvals or authorizations of governmental authorities necessary for the legality, validity and enforceability of this Agreement are withdrawn, suspended, void or materially changed;

8.1.9           that any adverse change to the assets owned by the Pledgors, which leads the Pledgee to believe that the ability of the Pledgors to perform the obligations herein has been affected;

8.1.10    that the successor, heir or trustee of Shanghai Kuanyu may only partially perform or refuse to perform its payment obligation under the Service Agreement;

8.1.11    other circumstances under which the exercise of the Pledgee’s rights are prohibited by the applicable laws and regulations.

8.2                     Upon knowledge or discovery of the occurrence of any of the aforementioned events or any events that may lead to the abovementioned events in Article 8.1, the Pledgors shall immediately notify the Pledgee in writing.

8.3                     Unless the Event of Default set forth in Article 8.1 has been completely rectified to the Pledgee’s satisfaction, the Pledgee may issue a notice of default to the Pledgors in writing upon the occurrence of such Event of Default or at any time thereafter, demanding the Pledgors to immediately pay all outstanding amounts under the Service Agreement and other amounts payable, or informing the Pledgors its exercise of the Pledgee’s Rights in accordance with Article 9 of this Agreement.

9.                            EXERCISE OF THE PLEDGEE’S RIGHTS

9.1                     In the event of any breach or non-performance of any contractual obligations hereunder, the Pledgee is entitled to dispose of all or part of the Pledged Equity Interests held by any shareholder of Shanghai Kuanyu (regardless of whether such shareholder is in breach of any contractual obligations) and be compensated in priority for the payments of the expenses listed in Article 3.2 from the proceeds from the disposal of the Pledged Equity Interests.

9.2                     Prior to full performance of the Service Agreement, the Pledgors shall not transfer or otherwise dispose of the Pledged Equity Interests without written consent of the Pledgee.

9.3                     The Pledgee shall issue a written Notice of Default to Pledgors when exercising the Pledgee’s Rights. Subject to the provisions in Article 10, the Pledgee may exercise the right to dispose of the Pledgee’s Rights concurrently with or at any time after the issuance of the Notice of Default in accordance with Article 10.

9.4                     Subject to the provisions in Article 8.3, the Pledgee may exercise its rights concurrently or at any time after the issuance of the Notice of Default in accordance with Article 8.3.

9.5                     In the event of any breach or non-performance of any contractual obligations hereunder, the Pledgee is entitled to sell at discount, by auction or otherwise dispose of all or part of the Pledged Equity Interests under this Agreement in accordance with legal procedures, and shall be compensated in priority with the proceeds from the sale of such equity interests.

9.6                     When the Pledgee exercises the Pledgee’s Rights hereunder, the Pledgors shall not hinder but provide necessary assistance for the realization of the Pledgee’s Rights by the Pledgee.

10.                     LIABILITIES FOR BREACH OF CONTRACT

Unless otherwise provided in this Agreement, in the event that one Party (“Defaulting Party”) fails to perform any obligation hereunder or otherwise breaches this Agreement, the other Party (“Non-Defaulting Party”) may:

A.                          issue a written notice to the Defaulting Party indicating the nature and scope of the breach, and demanding the Defaulting Party to rectify (the breach) at its own cost within a reasonable period stipulated in the notice (“Rectification Period”); and

B.                          if the Defaulting Party fails to rectify (the breach) within the Rectification Period, the Non-defaulting Party shall be entitled to demand the Defaulting Party to indemnify it against all liabilities arising from the breach, and to compensate the Non-defaulting Party for all its actual economic losses incurred as a result of the breach, including but not limited to the lawyer’s fee and legal expenses for litigation or arbitration in relation to such breach, in addition to the specific performance of this Agreement by the Defaulting Party. The Non-defaulting Party may also apply to the applicable arbitration body or court for the order of specific performance and/or enforcement of the provisions herein. The exercise of the aforesaid remedial rights shall not preclude the exercise of other remedies provided herein or under laws and regulations.

11.                     ASSIGNMENT

11.1              The Pledgors shall not assign or transfer their rights and obligations under this Agreement without prior written consent of the Pledgee.

11.2              This Agreement shall be binding on the Pledgors and their successors, and shall apply to the Pledgee and each of its successors and assignees.

11.3              The Pledgee may assign any or all of its rights and obligations under this Agreement to its designated person(s) (natural/legal persons) at any time, in which case the assignees shall have the rights and obligations of the Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under this Agreement, upon request of the Pledgee, the Pledgors shall execute all relevant agreements and/or other documents in connection with such assignment.

11.4              During the term of this Agreement, the Pledgors shall not assign any of their rights or obligations hereunder or any part thereof to any third party without the prior written consent of the Pledgee; however, the Pledgee shall be entitled to assign all or part of its rights and obligations hereunder.

11.5              In the event that Pledgee changes as a result of an assignment, the Pledgors and the prospective Pledgee shall enter into a separate pledge agreement.

12.                     TERMINATION

This Agreement shall be terminated upon the due and complete performance of all contractual obligations under the Transaction Documents by Shanghai Kuanyu or the rescission of this Agreement. Upon written request from the Pledgors, the Pledgee shall release the Equity Pledge hereunder and, the Pledgors and Shanghai Kuanyu shall record such release of the Equity Pledge in the share register of Shanghai Kuanyu, and register the release of the Equity Pledge with competent industrial and commercial registration authority. Such costs in connection with the release of the Equity Pledge shall be jointly borne by the Pledgors and Shanghai Kuanyu.

13.                     CHARGES AND OTHER EXPENSES

13.1              All fees and actual expenditures in connection with this Agreement, including but not limited to legal fees, costs of production, stamp duties and any other taxes and expenses, shall be borne by the Pledgors.  Where the Pledgee is required by law to pay for any relevant taxes and charges, the Pledgors shall reimburse the Pledgee in full such taxes and charges so paid.

13.2              In the event that the Pledgors fail to pay any taxes or expenses payable by it in accordance with the provisions herein or for any reason whatsoever which has to be recovered by the Pledgee by any means, the Pledgors shall bear all expenses so incurred (including without limitation all taxes, administrative charges, management fees, legal costs, lawyer’s expenses and all insurance costs for the disposal of the Pledged Equity Interests).

14.                     FORCE MAJEURE

14.1              No Party shall be held liable for any delay or interruption in the performance of this Agreement to the extent such delay or interruption is caused by a “force majeure event”. A “Force Majeure Event” means any event beyond reasonable control of one Party and cannot be prevented with reasonable care of the party so affected, including without limitation, governmental action, acts of nature, fire, explosion, geographic changes, typhoon, flood, earthquake, tide, lightning or war.  However, any shortage of credit, capital or financing shall not be regarded as an event beyond reasonable control of the Party. The affected Party who is claiming to be exempted from its failure of fulfilling the obligations under this Agreement or any provisions hereunder by a Force Majeure Event shall as soon as practicable notify the other Party of such exemption and the necessary steps to be taken for the fulfillment of such obligations.

14.2              The Party affected by a Force Majeure Event shall not be held liable under this Agreement provided that the Party so affected shall make all reasonable efforts to perform this Agreement and the Party seeking exemption shall only be exempted from the obligations to the extent that the performance of which is delayed or prevented. Once the cause of such exemption has been corrected or rectified, both Parties agree to resume the performance of this Agreement with their best efforts.

15.                     GOVERNING LAW AND DISPUTE RESOLUTION

15.1              The effectiveness, interpretation, performance, and dispute resolution and so forth of this Agreement shall be governed by the laws of China.

15.2              Any dispute arising between the Parties in connection with the interpretation and performance of the provisions in this Agreement shall be resolved amicably through consultations between the Parties. If the Parties are unable to reach an agreement within thirty (30) days from the date of written notice served by one Party to the other Party requesting for such consultation, any Party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules thereof then in effect. The place of arbitration shall be in Beijing; the language to be used in arbitration shall be Chinese. The arbitral award shall be final and equally binding on the Parties of this Agreement.

15.3              During the period while the arbitration proceedings are ongoing, except for the matters or obligations in dispute submitted for arbitration, both Parties shall continue to perform other obligations under this Agreement. The arbitrator shall have the right to make an appropriate award taking into account the actual circumstances so that the Pledgee will receive appropriate legal remedy, including but not limited to a restriction on the participation in the business operation of Shanghai Kuanyu by the Pledgors, a restriction, prohibition or order on the transfer or disposal of the Pledgors’ equity interests or assets, a demand on the Pledgors to wind up Shanghai Kuanyu.

15.4              Upon the request of one Party, the court with jurisdiction shall have the right to award provisional remedy, such as a judgement or ruling to seize or freeze the assets or equity interests of the Defaulting Party. Upon the effectiveness of the arbitral award, any Party shall be entitled to apply for the execution of the arbitral award to the competent court with jurisdiction.

16.                     NOTICES

16.1              Unless otherwise notified in writing of any change to the following addresses, all notices required to be given or made pursuant to this Agreement shall be delivered to the following addresses by hand, fax or registered mail.  The notice shall be deemed to be duly served on the date of acknowledgment receipt if sent by registered mail, or the date on which it is sent or transmitted if sent by hand or by fax as the case may be.  Where the notice is sent by fax, the original of such written notice shall be delivered to the following addresses by registered mail or by hand immediately after transmission.

Pledgee: Hode Shanghai Limited

Address: Room 551, Level 5, No. 55 Jilong Road, China (Shanghai) Pilot Free Trade Zone

Tel/Fax: [021-25099255]

Attention: [Xu Yi]

Pledgor:

Chen Rui

Address: [Block 3, Guozheng Center, No. 485 Zhengli Road, Yangpu District, Shanghai]

Tel: [021-25099255]

Attention: Chen Rui

17.                     APPENDICES

The Appendices of this Agreement shall constitute an integral part of this Agreement.

18.                     SEVERABILITY

In the event that any provision of this Agreement is held invalid or unenforceable due to unconformity with relevant laws, such provisions shall become invalid or unenforceable only to the extent under such applicable laws and the legal effect of the remaining provisions hereunder shall not be affected.

19.                     MISCELLANEOUS

19.1          No failure or delay by any Party in exercising any right pursuant to this Agreement shall be deemed as a waiver of such right, nor shall any exercise of any right in full or partially by a Party preclude such Party from exercising such right in future.

19.2          This Agreement shall be legally binding on the Parties and their legal successors or assigns.

19.3          In the event that any provision of this Agreement is held invalid, illegal or unenforceable by the laws of China, all other provisions hereunder shall remain in full force and effect. Upon such determination that any provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner.

19.4          This Agreement constitutes the entire agreement between the Parties with respect to the subject matter contained in this Agreement, and supersedes all prior discussions, negotiations and agreements between the Parties with respect to such subject matter, including the Equity Pledge Agreement executed by both Parties and other relevant parties on November 3, 2014.

20.                     EFFECTIVENESS

20.1              This Agreement and any amendments, supplements or variations shall be made in writing and come into effect upon signing and stamping by the Parties hereto.

20.2              This Agreement is made in Chinese and multiple originals with the same legal effect.

(End of body)

PLEDGEE: HODE SHANGHAI LIMITED
/s/ Hode Shanghai Limited

Authorized Representative:	/s/ Chen Rui

PLEDGORS:

CHEN RUI

By:	/s/ Chen Rui

Appendix I

Capital Contribution Certificate of Shanghai Kuanyu Digital Technology Co., Ltd.

It is hereby certified that

Chen Rui (Identity Card Number: ***) has made a capital contribution of RMB 21,000,000 and holds 100% of the equity interests, which have been pledged to Hode Shanghai Limited in full.

Shanghai Kuanyu Digital Technology Co., Ltd. (Company Stamp)
/s/ Shanghai Kuanyu Digital Technology Co., Ltd.

Legal Representative:	/s/ Chen Rui

June 2, 2015

Appendix II

Shanghai Kuanyu Digital Technology Co., Ltd.

Name of Shareholder	Identity Card Number	Shareholding Percentage	Pledge Registration
Chen Rui	***	100%	Pledged to Hode Shanghai Limited

Shanghai Kuanyu Digital Technology Co., Ltd. (Company stamp)
/s/ Shanghai Kuanyu Digital Technology Co., Ltd.

Legal Representative:	/s/ Chen Rui

Date: June 2, 2015